UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 2, 2007
INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

950 East Paces Ferry Road, N.E.
Suite 1575
Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 949-2100
NOT APPLICABLE

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On May 2, 2007, the Board of Directors of Industrial Distribution Group, Inc. (the “Company”) adopted amendments to the Company’s Bylaws to permit the Company to issue uncertificated shares of any class or series of the Company capital stock. The Board of Directors adopted these amendments to the Bylaws, effective May 2, 2007, in order for the Company to comply with an amendment to NASDAQ Rule 4350(1) requiring that all NASDAQ-listed securities be eligible to participate in a Direct Registration Program that provides that an investor’s ownership be recorded and maintained on the books of the issuer or transfer agent without the issuance of a physical stock certificate. In accordance with the provisions of the Company’s Certificate of Incorporation and applicable Delaware law, stockholder approval of these amendments to the Bylaws was not required.
     The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to such amendments, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits:
3.2	Text of amendments to Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2007

/s/ Jack P. Healey

Jack P. Healey Executive Vice President and Chief Financial Officer